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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)              November 3, 2000


                                UBS Americas Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                                                            06-1595848
(Commission File Number)                      (IRS Employer Identification No.)


677 Washington Boulevard, Stamford, Connecticut                  06901
(Address of Principal Executive Offices)                      (Zip Code)


                                 (203) 719-3000
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.

                  On November 3, 2000, UBS AG, a corporation organized under the laws of Switzerland ("UBS"), acquired Paine Webber Group Inc., a Delaware corporation ("PWG") by means of a merger (the "Merger") whereby PWG merged with and into UBS Americas Inc., a Delaware corporation and a wholly owned subsidiary of UBS ("UBS Americas") pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 12, 2000, by and among PWG, UBS and UBS Americas. UBS Americas was the surviving corporation in the Merger.

                  Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, holders of PWG common stock were entitled to receive, at their election, subject to certain proration provisions in the Merger Agreement, either 0.4954 of a UBS ordinary share for each share of PWG common stock or $73.50 in cash for each share of PWG common stock. Pursuant to the terms of the Merger Agreement, 50% of the then issued and outstanding PWG common stock was converted into the right to receive UBS ordinary shares and 50% of the then issued and outstanding PWG common stock was converted into the right to receive cash. In the aggregate, UBS acquired a total of approximately 163.8 million shares of PWG common stock for a total consideration of approximately USD 11.8 billion (CHF 20.8 billion), based on the closing UBS share price on the SWX Swiss Exchange on November 3, 2000 of CHF 252.5 per share, and a CHF/USD exchange rate of 1.762. In accordance with the terms of the Merger Agreement, the merger consideration consisted of approximately 40.6 million UBS ordinary shares and cash payment of approximately USD 6.0 billion (CHF 10.6 billion).

                  A copy of the press release issued on November 6, 2000 announcing the consummation of the Merger is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The Merger Agreement, which has been previously publicly filed by UBS, is attached hereto as Exhibit 2.1.

ITEM 5.           OTHER EVENTS

                  In connection with the Merger, PWG, UBS Americas and The Chase Manhattan Bank, as trustee ("Trustee"), entered into (i) a Third Supplemental Indenture dated as of November 3, 2000, by and among PWG, UBS Americas and Trustee, to the Indenture dated as of December 9, 1996, (ii) a Third Supplemental Indenture dated as of November 3, 2000, by and among PWG, UBS Americas and Trustee, supplementing the Indenture dated as of March 15, 1988 and (iii) a Fourth Supplemental Indenture dated as of November 3, 2000 by and among PWG, UBS Americas and Trustee supplementing the Indenture dated as of March 15, 1988 (collectively the "Supplemental Indentures").

                  The Supplemental Indentures were entered in order to supplement and amend the original indentures between PWG and Trustee, and dated as of December 9, 1996, March 15, 1988, and March 15, 1988 (collectively "Original Indentures"), by amending certain provisions thereof, pursuant to which UBS Americas expressly assumed the due and punctual payment of the principal of (and premium, if any) and interest on all debentures or other securities described in the Original Indentures and the performance

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of every covenant of the Original Indentures on the part of PWG to be performed or observed, as set forth in relevant section of each Original Indenture.

                  Copies of the Supplemental Indentures are attached hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated herein by reference.

ITEM 7.                  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                         AND EXHIBITS

         (c)   Exhibits.

               2.1 Agreement and Plan of Merger dated as of July 12, 2000, by and among PWG, UBS and UBS Americas.

               4.1 Third Supplemental Indenture dated as of November 3, 2000 to Indenture dated as of December 9, 1996, by and among PWG, UBS Americas, and The Chase Manhattan Bank, a New York banking corporation, as Trustee.

               4.2 Third Supplemental Indenture dated as of November 3, 2000 Supplementing the Indenture dated as of March 15, 1988, by and among PWG, UBS Americas, and The Chase Manhattan Bank, a New York banking corporation, as Trustee.

               4.3 Fourth Supplemental Indenture dated as of November 3, 2000 Supplementing the Indenture dated as of March 15, 1988, by and among PWG, UBS Americas, and The Chase Manhattan Bank, a New York banking corporation, as Trustee.

               99.1     Press Release, dated November 6, 2000.

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UBS AMERICAS INC.
                                   (Successor to Paine Webber Group Inc. by
                                    means of a merger.)



Dated:   November 17, 2000         By:  /s/ Louis Eber
                                      -----------------------------------------
                                      Name: Louis Eber
                                      Title: Executive Director, Vice President
                                             and Assistant Secretary


                                   By: /s/ Sarah Starkweather
                                      -----------------------------------------
                                      Name: Sarah Starkweather
                                      Title: Director and Assistant Secretary


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                                  EXHIBIT INDEX


Exhibit No.        Description

     2.1 Agreement and Plan of Merger dated as of July 12, 2000, by and among PWG, UBS and UBS Americas.

     4.1 Third Supplemental Indenture dated as of November 3, 2000 to Indenture dated as of December 9, 1996, by and among PWG, UBS Americas, and The Chase Manhattan Bank, a New York banking corporation, as Trustee.

     4.2 Third Supplemental Indenture dated as of November 3, 2000 Supplementing the Indenture dated as of March 15, 1988, by and among PWG, UBS Americas, and The Chase Manhattan Bank, a New York banking corporation, as Trustee.

     4.3 Fourth Supplemental Indenture dated as of November 3, 2000 Supplementing the Indenture dated as of March 15, 1988, by and among PWG, UBS Americas, and The Chase Manhattan Bank, a New York banking corporation, as Trustee.

     99.1          Press Release, dated November 6, 2000.

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